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              AMENDMENT NO. 2 TO INTERNET SERVICE RESALE AGREEMENT

         This AMENDMENT NO. 2 (the "Amendment") to the INTERNET SERVICE RESALE AGREEMENT is entered into effective August 1, 2001 (the "Effective Date"), by and among SBC Communications Inc., SBC Internet Communications, Inc., Prodigy Communications Corporation and Prodigy Communications Limited Partnership. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Internet Service Resale Agreement.

         Whereas, the Parties have entered into an Internet Service Resale Agreement dated as of January 1, 2001 (the "Resale Agreement");

         Whereas, the Parties each desire to enter into this Amendment for the purpose of amending the Resale Agreement;

         Whereas, Section 11.6 of the Resale Agreement permits the Parties to vary, amend or extend the Resale Agreement by written agreement executed and delivered by duly authorized officers or representatives of the respective Parties; and

         Whereas, the Parties each desire that, except to the extent amended by this Amendment, all terms of the Resale Agreement shall remain in full force and effect without amendment, change or modification.

         NOW, THEREFORE, in consideration of the mutual agreements of the Parties contained herein and in the Resale Agreement, the Parties hereto agree as follows:

         1. Section 3.4(c)(i):

         A new subsection (D) of Section 3.4(c)(i) of the Resale Agreement shall be added as follows:

               (D)(1) Notwithstanding the foregoing, SBC or its Affiliates shall be entitled to reduce each monthly payment to Operating Partnership by the amount of the Total SBC Broadband Access Subscriber Credit for Early Cancellation SBC Broadband Access Subscribers. From the Effective Date until December 31, 2001, (the "Initial Period") the phrase "Early Cancellation SBC Broadband Access Subscribers" shall mean any SBC Broadband Access Subscriber who: 1) did not register and authenticate as a SBC Broadband Access Subscriber; and 2) was issued a service credit by SBC; and 3) whose service was discontinued or cancelled. From and after January 1, 2002, (the "Remaining Period") the phrase "Early Cancellation SBC Broadband Access Subscribers" shall mean any SBC Broadband Access Subscriber who (1) did not register and authenticate as a SBC Broadband Access Subscriber, and (2) was issued a service credit by SBC; and (3) whose service was discontinued or cancelled. For each Early Cancellation SBC Broadband Access Subscriber, the "SBC Broadband Access Subscriber Credit" shall be the amount that SBC has paid Operating Partnership for the Prodigy Resold Service for such Early Cancellation SBC Broadband Access Subscriber but, in no event, shall the amount exceed (i) during the Initial Period four (4) times or during the


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                  Remaining Period two (2) times the Base Wholesale Price
                  applicable to the time period during which the Early Cancellation SBC Broadband Access Subscriber was a SBC Broadband Access Subscriber. The "Total SBC Broadband Access Subscriber Credit" shall be the sum total of each individual SBC Broadband Access Subscriber Credit(s) calculated for the applicable monthly period.




         2. Section 3.4(c)(ii):

         A new subsection (D) of Section 3.4(c)(ii) of the Resale Agreement shall be added as follows:

                  (1) Notwithstanding the foregoing, SBC or its Affiliates shall be entitled to reduce each monthly payment to Operating Partnership by the amount of the Total SBC Business Narrowband Access Subscriber Credit for Early Cancellation SBC Business Narrowband Access Subscribers. During the Initial Period, the phrase "Early Cancellation SBC Business Narrowband Access Subscribers" shall mean any SBC Business Narrowband Access Subscriber who 1) did not register and authenticate as a SBC Business Narrowband Access Subscriber; and 2) was issued a service credit by SBC; and 3) whose service was discontinued or cancelled. During the Remaining Period the phrase "Early Cancellation SBC Narrowband Access Subscribers" shall mean any SBC Business Narrowband Access Subscriber who did not register and authenticate as a SBC Business Narrowband Access Subscriber, (2) was issued a service credit by SBC, and (3) whose service was discontinued or cancelled. For each Early Cancellation SBC Business Narrowband Access Subscriber, the "SBC Business Narrowband Access Subscriber Credit" shall be the amount that SBC has paid Operating Partnership for the Prodigy Resold Service for such Early Cancellation SBC Business Narrowband Access Subscriber but, in no event, shall the amount exceed (i) during the Initial Period four (4) times or (ii) during the Remaining Period two times the Business Customer Narrowband Wholesale Price applicable to time period during which the Early Cancellation SBC Business Narrowband Access Subscriber was a SBC Business Narrowband Access Subscriber. The "Total SBC Business Narrowband Access Subscriber Credit" shall be the sum total of each individual SBC Business Narrowband Access Subscriber Credit(s) calculated for the applicable monthly period.


         3. Section 3.4(d):

         Section 3.4(d) of the Resale Agreement shall be amended as follows:

         (d) If in any of the following twelve (12) month periods, SBC, its Affiliates and its distributors of the Resold Prodigy Service in the aggregate procure fewer gross additional Broadband Access Subscribers


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than SBC's Broadband Access Subscriber Commitment for such period (set forth below), SBC or its Affiliate shall pay Operating Partnership the product of (i) six (6), (ii) the Base Wholesale Price applicable during such period, except for such period(s) in which the Base Wholesale Price is $5.00, in which case, solely for purposes of this calculation $6.00 shall be substituted for the Base Wholesale Price, and (iii) the difference between (A) the Broadband Access Subscriber Commitment for such period, and (B) the actual aggregate gross additional Broadband Access SBC Subscribers procured by SBC, its Affiliates and their respective distributors during such period; provided, however, for purposes of calculating the foregoing payment, the Broadband Access Subscriber Commitment for a Broadband Shortfall Period shall be reduced by three (3) for every Narrowband Access Subscriber procured by SBC, its Affiliates and their distributors (whether such Narrowband Access Subscribers are procured by SBC, its Affiliates or their distributors on behalf of Prodigy or its Affiliates pursuant to the Sales Agency Agreement or procured by SBC, its Affiliates or their distributors pursuant to this Agreement) that is in excess of the Narrowband Access Subscriber Commitment for such period. In addition, if in any of the following twelve (12) month periods, SBC, its Affiliates and its distributors in the aggregate procure fewer gross additional Narrowband Access Subscribers (whether such Narrowband Access Subscribers are procured by SBC, its Affiliates or their distributors on behalf of Prodigy or its Affiliates pursuant to the Sales Agency Agreement or procured by SBC, its Affiliates or their distributors pursuant to this Agreement) than SBC's Narrowband Access Subscriber Commitment for such period (set forth below), SBC or its Affiliate shall pay Operating Partnership the product of (i) six (6), (ii) the Base Wholesale Price applicable during such period, except for such period(s) in which the Base Wholesale Price is $5.00, in which case, solely for purposes of this calculation $6.00 shall be substituted for the Base Wholesale Price, and
(iii) the difference between (A) the Narrowband Access Subscriber Commitment for such period, and (B) the actual aggregate gross additional Narrowband Access SBC Subscribers procured by SBC, its Affiliates and their respective distributors during such period (whether such Narrowband Access Subscribers are procured by SBC, its Affiliates or their distributors on behalf of Prodigy or its Affiliates pursuant to the Sales Agency Agreement or procured by SBC, its Affiliates or their distributors pursuant to this Agreement); provided, however, for purposes of calculating the foregoing payment, the Narrowband Access Subscriber Commitment for such Narrowband Shortfall Period shall be reduced by one (1) for every three (3) Broadband Access Subscribers procured by SBC, its Affiliates and their distributors that is in excess of the Broadband Access Subscriber Commitment for such period.

         If in any of the following twelve (12) month periods (an "EXCESS BROADBAND PERIOD"), SBC, its Affiliates and its distributors procure more gross additional Broadband Access Subscribers in such period than SBC's Broadband Access Subscriber Commitment for such period ("EXCESS BROADBAND SUBSCRIBERS"), SBC or its Affiliate shall be entitled, at SBC's election, (i) to reduce the


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Broadband Access Subscriber Commitment for subsequent periods by the amount of the Excess Broadband Subscribers for such period, (ii) to offset amounts payable to Prodigy under this Section 3.4(d) in subsequent periods in an amount equal to the product of (A) the number of Excess Broadband Subscribers, (B) the Base Wholesale Price for such Excess Broadband Period, except for such period(s) in which the Base Wholesale Price is $5.00, in which case, solely for purposes of this calculation $6.00 shall be substituted for the Base Wholesale Price, and
(C) six (6), or (iii) to receive a payment from Prodigy, but only up to the amount of any payments previously made by SBC to Prodigy or Operating Partnership pursuant to this Section 3.4(d), equal to the product of (A) the number of Excess Broadband Subscribers, (B) the Base Wholesale Price for such Excess Broadband Period, except for such period(s) in which the Base Wholesale Price is $5.00, in which case, solely for purposes of this calculation $6.00 shall be substituted for the Base Wholesale Price, and (C) six (6).

         If in any of the following twelve (12) month periods (an "EXCESS NARROWBAND PERIOD"), SBC, its Affiliates and its distributors procure more gross additional Narrowband Access Subscribers in such period (whether such Narrowband Access Subscribers are procured by SBC, its Affiliates or their distributors on behalf of Prodigy or its Affiliates pursuant to the Sales Agency Agreement or procured by SBC, its Affiliates or their distributors pursuant to this Agreement) than SBC's Narrowband Access Subscriber Commitment for such period ("EXCESS NARROWBAND SUBSCRIBERS"), SBC or its Affiliate shall be entitled, at SBC's election, (i) to reduce the Narrowband Access Subscriber Commitment for subsequent periods by the amount of the Excess Narrowband Subscribers for such period, (ii) to offset amounts payable to Prodigy under this Section 3.4(d) in subsequent periods in an amount equal to the product of (A) the number of Excess Narrowband Subscribers, (B) the Base Wholesale Price for such Excess Narrowband Period, except for such period(s) in which the Base Wholesale Price is $5.00, in which case, solely for purposes of this calculation $6.00 shall be substituted for the Base Wholesale Price, and (C) six (6), or (iii) to receive a payment from Prodigy, but only up to the amount of any payments previously made by SBC to Prodigy or Operating Partnership pursuant to this Section 3.4(d), equal to the product of (A) the number of Excess Narrowband Subscribers, (B) the Base Wholesale Price for such Narrowband Excess Period, except for such period(s) in which the Base Wholesale Price is $5.00, in which case, solely for purposes of this calculation $6.00 shall be substituted for the Base Wholesale Price, and
(C) six (6).

         The foregoing payments shall be made, if applicable, by SBC or its Affiliate to Prodigy annually; it being understood and acknowledged by the Parties that the payment related to any shortfall in the Narrowband Access Subscriber Commitment, if any, is the same as and not duplicative of SBC's Narrowband Access Subscriber Commitment payment in Section 3.6(b) of the Sales Agency Agreement.

-----------------------------------------------------------------------------------------------------------------------
               Period                                Broadband Access Subscriber        Narrowband Access Subscriber
                                                               Commitment                         Commitment
-----------------------------------------------------------------------------------------------------------------------
January 1, 2001 to December 31, 2001                            700,000                             100,000
-----------------------------------------------------------------------------------------------------------------------
January 1, 2002 to December 31, 2002                            650,000                              75,000
-----------------------------------------------------------------------------------------------------------------------
January 1, 2003 to December 31, 2003                            600,000                              50,000
-----------------------------------------------------------------------------------------------------------------------
January 1, 2004 to December 31, 2004                            500,000                              25,000
-----------------------------------------------------------------------------------------------------------------------
January 1, 2005 to December 31, 2005                            500,000                              25,000
-----------------------------------------------------------------------------------------------------------------------
January 1, 2006 to December 31, 2006                            400,000                              25,000
-----------------------------------------------------------------------------------------------------------------------


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-----------------------------------------------------------------------------------------------------------------------
January 1, 2007 to December 31, 2007                            200,000                              25,000
-----------------------------------------------------------------------------------------------------------------------
January 1, 2008 to December 31, 2008                            100,000                              25,000
-----------------------------------------------------------------------------------------------------------------------
January 1, 2009 to December 31, 2009                            100,000                              25,000
-----------------------------------------------------------------------------------------------------------------------

         For the purpose of this Section 3.4(d), no early cancellation SBC Broadband Access Subscribers or Early Cancellation SBC Business Narrowband Access Subscribers shall be considered in determining whether SBC has met its Broadband Access Subscriber Commitment or its Narrowband Access Subscriber Commitment for any Period specified in this Section 3.4(d).

         IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed in its name and on its behalf, this ______ day of ___________ 2001.


























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                                   SBC COMMUNICATIONS INC.



                                   By:
                                        -----------------------------------
                                      Name:
                                      Title:


                                   SBC INTERNET COMMUNICATIONS, INC.



                                   By:
                                        -----------------------------------
                                      Name:
                                      Title:


                                   PRODIGY COMMUNICATIONS CORPORATION



                                   By:
                                        -----------------------------------
                                      Name:  Paul Roth
                                      Title: CEO and President


                                   PRODIGY COMMUNICATIONS LIMITED PARTNERSHIP

                                   By: Prodigy Communications Corporation, as
                                       general partner of Prodigy Communications
                                       Limited Partnership


                                   By:
                                        -----------------------------------
                                      Name:  Paul Roth
                                      Title: CEO and President







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